Exhibit 99.(g)(1)(vi)

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, effective as of July 1, 2017, by and between HARRIS ASSOCIATES INVESTMENT TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the “Fund”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Bank”).

WHEREAS, the Fund and Investors Bank & Trust Company (“IBT”) entered into a Custodian Agreement dated as of April 1, 2002 (as amended, modified or supplemented from time to time, the “Custodian Agreement”) and an Administration Agreement dated as of April 1, 2002 (as amended, modified or supplemented from time to time, the “Administration Agreement”);

WHEREAS, IBT merged with and into Bank, effective July 2, 2007, with the result that the Bank now serves as Custodian under the Custodian Agreement and Administrator under the Administration Agreement; and

WHERAS, the parties hereto wish to amend the Custodian Agreement and the Administration Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.                                      Amendment of the Custodian Agreement.

(a)                                 Section 16, Termination, Paragraph 16.1 is hereby amended by replacing the first sentence of such paragraph 16.1 in its entirety with the following:

“The term of this Agreement shall commence upon the date first noted above and continue in full force and effect through and including June 30, 2022 (the “Initial Term”), unless earlier terminated as provided herein.”

(b)                                 Section 18, Notices, Section 18 is hereby amended by replacing subsection (a) and (b) in their entirety with the following:

“(a)                           In the case of noticed sent to the Fund to:
Harris Associates Investment Trust
111 South Wacker Drive, Suite 4600
Chicago, IL 60606
Attention: John J. Kane, Treasurer

With a copy to:
K&L Gates LLP
1601 K Street NW
Washington, DC 20016
Attention: Ndenisarya Bregasi

(b)                                 In the case of notices sent to the Bank to:

State Street Bank and Trust Company
Channel Center
One Iron Street
Boston, MA 02210
Attention: Michael A. Foutes

with a copy to:
State Street Bank and Trust Company
Legal Division — Global Services Americas
One Lincoln Street
Boston, MA 02111
Attention: Senior Vice President and Senior Managing Counsel

or at such other place as such party may from time to time designate in writing.”

(c)                                  Section 5.7(a) of the Custodian Agreement is deleted and replaced with the following Section 5.7(a):

“a.                                For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery (collectively, “Foreign Exchange Agreements”).”

(d)                                 “The following new Section 28 is hereby added to the Custodian Agreement:

“28. Foreign Exchange.

28.1. Generally. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Bank shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Bank under this Agreement.

28.2. Fund Elections. The Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Bank, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund (or its Investment Advisor) instructs the Bank, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Bank shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Bank shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

28.3. Fund Acknowledgement The Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)                                     shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Investment Advisor;

(ii)                                  shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Investment Advisor; and

(iii)                               shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

28.4. Transactions by State Street. The Bank or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Investment Advisor), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Investment Advisor.

For purposes of this Section 28:

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Investment Advisor” means, in relation to a Portfolio, the investment manager or investment advisor of the Portfolio.”

(e)                                  Section 17 of the Agreement is hereby deleted and replaced with “Reserved” and the following new Section 29 is hereby added to the Custodian Agreement:

29.1                        Confidentiality. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 29.2 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Bank or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

29.2 Use of Data.

(a)                                 In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Bank (which term for purposes of this Section 29.2 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Bank or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b)                                 Except as expressly contemplated by this Agreement, nothing in this Section 29.2 shall limit the confidentiality and data-protection obligations of the Bank and its Affiliates under this Agreement and applicable law. The Bank shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 29.2 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

2.                                      Amendment of the Administration Agreement.

(a)                                 Section 7(a) of the Administration Agreement is hereby amended by replacing the first sentence of such Section 7(a) in its entirety with the following:

“The term of this Agreement shall commence upon the date first noted above and continue in full force and effect through and including June 30, 2022 (the “Initial Term”), unless earlier terminated as provided herein.”

(b)                                 Section 8(a) of the Administration Agreement is hereby amended by replacing the addresses for notice to the Fund and the Bank in their entirety with the following:

“To the Fund:

Harris Associates Investment Trust
111 South Wacker Drive, Suite 4600

Chicago, IL 60606
Attention: John J. Kane, Treasurer

With a copy to:

K&L Gates LLP
1601 K Street NW
Washington, DC 20016
Attention: Ndenisarya Bregasi

To the Bank:

STATE STREET BANK AND TRUST COMPANY
Channel Center
One Iron Street
Boston, MA 02210
Attention: Michael A. Foutes
Telephone: (617) 662-9079
Telecopy:

with a copy to:

STATE STREET BANK AND TRUST COMPANY
Legal Division — Global Services Americas
One Lincoln Street
Boston, MA 02111
Attention: Senior Vice President and Senior Managing Counsel

or at such other place as such party may from time to time designate in writing.”

(c)                                  Section 9 of the Agreement is hereby deleted and replaced with “Reserved” and the following new Section 14 is hereby added to the Administration Agreement:

14.1                        Confidentiality. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 14.2 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Bank or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

14.2 Use of Data.

(a)                                 In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Bank (which term for purposes of this Section 14.2 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Bank or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b)                                 Except as expressly contemplated by this Agreement, nothing in this Section 14.2 shall limit the confidentiality and data-protection obligations of the Bank and its Affiliates under this Agreement and applicable law. The Bank shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 14.2 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

(d)                                 Appendix B to the Administration Agreement is hereby deleted and replaced with Appendix B attached hereto.

3.                                      Miscellaneous.

(a)                                 Except as amended hereby, the Custodian and Administration Agreements shall remain in full force and effect.

(b)                                 The Fund hereby confirms that Appendix A to each Agreement, as amended effective October 1, 2006, is true, correct and complete in all respects as of the date hereof.

(c)                                  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

HARRIS ASSOCIATES INVESTMENT TRUST

By:	/s/John J. Kane
Name:	John J. Kane
Title:	Vice President, Principal Financial Officer and Treasurer

ADMINISTRATION AGREEMENT

APPENDIX B

LIST OF SERVICES

I.                                        Fund Administration Treasury Services as described in Appendix B1 attached hereto;

II.                                   Fund Administration Tax Services as described in Appendix B2 attached hereto; and

APPENDIX B1

Fund Administration Treasury Services

a.              Prepare for the review by designated officer(s) of the Trust financial information regarding the Fund(s) that will be included in the Trust’s semi-annual and annual shareholder reports, Form N-Q reports and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;

b.              Assist in the coordination the audit of the Trust’s financial statements by the Trust’s independent accountants, including the preparation of supporting audit workpapers and other schedules;

c.               Prepare for the review by designated officer(s) of the Trust the Trust’s periodic financial reports required to be filed with the SEC on Form N-SAR and financial information required by Form N-1A, proxy statements and such other reports, forms or filings as may be mutually agreed upon;

d.              Prepare for the review by designated officer(s) of the Trust annual fund expense budgets, perform accrual analyses and roll-forward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Trust’s expenses, review calculations of fees paid to the Trust’s investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments;

e.               Monitor the Funds’ net expense ratios, including multi-class expense differentials;

f.                Monitor and provide periodic testing of the Fund(s) with respect to compliance with the Internal Revenue Code’s mandatory qualification requirements, the requirements of the 1940 Act and limitations for the Fund(s) contained in the Registration Statement for the Fund(s) as may be mutually agreed upon, including quarterly compliance reporting to the designated officer(s) of the Trust as well as preparation of Board compliance materials;

g.               Prepare and furnish total return performance information for the Fund(s), including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Trust management;

h.              Prepare and disseminate vendor survey information;

i.                  Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of payment;

j.                 Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator; and

k.              Maintain certain books and records of the Trust as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon.

l.                  Prepare disinterested trustee Form 1099-Misc.

m.          Prepare for review by designated officer(s) of the Trust annual distribution calculations, or as may be mutually agreed upon, in accordance with each Fund(s) distribution policies as set forth in the Trust’s Prospectus relating to each Fund(s);

APPENDIX B2

Fund Administration Tax Services

a.                                      Prepare annual tax basis provisions for both excise and income tax purposes, including wash sales and all tax financial statement disclosure;

b.                                      Prepare the Funds’ annual federal, state, and local income tax returns and extension requests for review and for execution and filing by the Trust’s independent accountants and execution and filing by the Trust’s treasurer, including Form 1120-RIC, Form 8613 and Form 1099-MISC;

c.                                       Prepare annual shareholder reporting information relating to Form 1099-DIV;

d.                                      Preparation of financial information relating to Form 1099-DIV, including completion of the ICI Primary and Secondary forms, Qualified Dividend Income, Dividends Received Deduction, Alternative Minimum Tax, Foreign Tax Credit, United States Government obligations;

e.                                       Prepare and review annual minimum distribution calculations (income and capital gain) for both federal and excise tax purposes prior to their declaration; and

f.                                        Participate in discussions of potential tax issues with the Funds and the Funds’ audit firm.

Tax services, as described in this Appendix B2, do not include identification of passive foreign investment companies, qualified interest income securities or Internal Revenue Code Section 1272(a)(6) tax calculations for asset backed securities.